UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2016

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Under our Management Incentive Plan, the potential bonus for each of our named executive officers for the 2016 performance period depends on our earnings per share (subject to adjustment for items specified in the award memorandum) for the year ending December 31, 2016. On March 7, 2016, the Board of Directors approved the Compensation Committee's recommendation to establish the threshold, target and maximum earnings per share target range for the 2016 performance period at $1.54, $1.62, and $1.70, respectively.
The threshold, target and maximum potential payout percentages of the weighted average 2016 base salary of our named executive officers are set forth below. Bonus percentages between the threshold, target and maximum would be based upon achievement of earnings per share amounts interpolated between the threshold, target and maximum range.

	Threshold	Target	Maximum
Robert L. Wagman	50	100	150
John S. Quinn	35	50	110
Dominick Zarcone	35	50	110
Walter P. Hanley	35	50	110
Victor M. Casini	35	50	110
Steven Greenspan	35	50	110

Under our Long Term Incentive Plan, the potential award for each of our named executive officers for the performance period from January 1, 2016 to December 31, 2018 is equal to the executive officer’s base salary at December 31, 2018 multiplied by a certain percentage.  The percentage used to calculate the award will depend on the growth of our earnings per share, revenue and return on equity (subject to adjustment for items specified in the award memorandum) from the base year (2015) to the final year of the performance period (2018).  On March 7, 2016, the Board of Directors approved the Compensation Committee’s recommendation to establish the target growth rates for these three components at 30% to 60% for earnings per share, 24% to 36% for revenue, and 12.5 basis points to 72.5 basis points for return on equity.  The three components of the performance targets were weighted as follows: 42.5% for earnings per share growth; 42.5% for revenue growth; and 15% for return on equity growth.
The threshold, target and maximum potential payout percentages of the base salary at December 31, 2018 of each of our named executive officers are set forth below. Award percentages between the threshold, target and maximum would be based upon achievement of earnings per share, revenue and return on equity growth interpolated between the growth rate ranges.

	Threshold	Target	Maximum
Robert L. Wagman	39	78	156
John S. Quinn	36	71	142
Dominick Zarcone	36	71	142
Walter P. Hanley	36	71	142
Victor M. Casini	36	71	142
Steven Greenspan	36	71	142

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On March 7, 2016, the Board of Directors of LKQ Corporation (the "Company") amended the Bylaws of the Company (i) to revise and clarify the timing requirements for a stockholder submission of a proposal for business to be transacted at the annual meeting of stockholders and of nominations of persons for election to the Board of Directors (Article II, Section 2 and Article III, Section 1), and (ii) to require disclosure of any so-called “golden leash” arrangements with respect to director nominees (Article III, Section 1). The amendments to the Bylaws were effective upon approval by the Board of Directors.

The description of the amendments to the Company’s Bylaws contained herein is qualified in its entirety by, and should be read in conjunction with, the complete text of the Company’s Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of LKQ Corporation, as amended as of March 7, 2016.
10.1	Form of LKQ Corporation Executive Officer Management Incentive Plan Award Memorandum.
10.2	Form of LKQ Corporation Executive Officer Long Term Incentive Plan Award Memorandum.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 10, 2016

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel